Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
07/23/08	Investors:	Mary Kay Shaw, 630-623-7559
	Media:	Heidi Barker, 630-623-3791

GLOBAL COMPARABLE SALES DRIVE STRONG SECOND QUARTER RESULTS AT MCDONALD’S

OAK BROOK, IL — McDonald’s Corporation today announced strong operating results for the second quarter, driven by global comparable sales growth of 6.1%.

“Our strategic focus on putting the customer first in everything we do continues to yield outstanding operating results,” said Chief Executive Officer Jim Skinner. “For the quarter, we grew comparable sales and guest counts across all geographic segments and delivered increased profitability. These results are a testament to the strength and resilience of McDonald’s Plan to Win.”

McDonald’s reported the following second quarter highlights:

•	Global comparable sales increased 6.1%

•	Growth in consolidated Company-operated and franchised restaurant margins for the tenth consecutive quarter

•

Earnings per share from continuing operations of $1.04, a 44% increase (35% in constant currencies) over the prior year, after adjusting for the impact of the 2007 Latin America transaction. Second quarter 2008 earnings include a $0.10 per share gain from the previously announced sale of the Company’s minority interest in Pret A Manger

•	The Company repurchased 13.3 million shares of its stock for $788 million and paid $422 million in quarterly dividends

Jim Skinner continued, “Our ongoing performance demonstrates that McDonald’s is a trusted and familiar brand offering value, convenience and choice worldwide. We’re operating from a position of strength with double-digit operating income growth in Europe and Asia/Pacific, Middle East and Africa and solid quarterly results in the U.S.”

For McDonald’s U.S., comparable sales were up 3.4% and operating income increased 6% for the quarter. The U.S. business continues to increase sales and guest counts through initiatives that provide value and variety to the consumer. The four key growth strategies of chicken, breakfast, beverages and convenience drove results with the nationwide launch of the Southern Style Chicken Biscuit and Sandwich and locally relevant beverage promotions.

In Europe, comparable sales increased 7.4% and operating income rose 29% (13% in constant currencies) as emphasis on delivering an improved customer experience along with unique marketing and signature menu options drove performance. Europe’s three-tier menu offerings, innovative new products and restaurant reimaging continue to give customers even more reasons to visit McDonald’s.

Asia/Pacific, Middle East and Africa delivered strong results, led by Australia and China along with broad-based strength throughout the segment. Second quarter comparable sales increased 8.8%, driving operating income up 37% (22% in constant currencies). Throughout Asia/Pacific, Middle East and Africa, McDonald’s everyday value, convenience and appealing product offerings are fueling results.

Skinner added, “Around the world, McDonald’s is powered by the contributions of a dedicated System of owner/operators, suppliers and employees who are committed to satisfying every customer, every time. I am confident that our collective focus on delivering great-tasting quality food at a compelling value will continue to drive McDonald’s momentum.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

	Quarters ended June 30,			Six months ended June 30,

	2008	2007*	% Inc / (Dec)	2008	2007*	% Inc / (Dec)
Revenues	$6,075.3	$5,839.4	4	$11,690.1	$11,132.1	5
Operating income (loss)	1,654.2	(181.7)	n/m	3,117.0	999.6	n/m
Income (loss) from continuing operations	1,190.5	(708.4)	n/m	2,136.6	58.1	n/m
Income (loss) from discontinued operations		(3.3)	n/m		(7.4)	n/m
Net income (loss)	1,190.5	(711.7)	n/m	2,136.6	50.7	n/m
Earnings (loss) per share from continuing operations-diluted	1.04	(0.59)	n/m	1.85	0.05	n/m
Earnings (loss) per share-diluted	1.04	(0.60)	n/m	1.85	0.04	n/m

n/m Comparisons are not meaningful due to the impact of the Latin America transaction described below.

In August 2007, the Company completed the sale of its businesses in Brazil, Argentina, Mexico, Puerto Rico, Venezuela and 13 other countries in Latin America and the Caribbean to a developmental licensee organization. The Company refers to these markets as “Latam.” Under the new ownership structure, the Company now receives only royalties in these markets instead of a combination of Company-operated sales and franchised rents and royalties.

In addition to the reported results for the quarter and six months ended June 30, 2007 shown above, consolidated results for these periods are presented throughout this report excluding the impact of the Latam transaction. Management believes the Latam transaction and the associated charge are not indicative of ongoing operations due to the size and scope of the transaction. Management believes that the adjusted results better reflect the underlying business trends relevant to the periods presented.

The following tables present reconciliations of the key consolidated highlights for the quarters and six months ended June 30, 2008 and 2007 to the highlights excluding the net impact of the impairment charge from the Latam transaction.

Quarters ended June 30,	2008	2007*	Latam Transaction	2007 Excluding Latam Transaction	Adjusted % Inc	Currency Translation Benefit	Adjusted % Inc / (Dec) Excluding Currency Translation
Revenues	$6,075.3	$5,839.4		$5,839.4	4	$374.9	(2)
Operating income (loss)	1,654.2	(181.7)	$(1,594.4)	1,412.7	17	111.1	9
Income (loss) from continuing operations	1,190.5	(708.4)	(1,581.6)	873.2	36	73.1	28
Income (loss) from discontinued operations		(3.3)		(3.3)	n/m		n/m
Net income (loss)	1,190.5	(711.7)	(1,581.6)	869.9	37	73.1	28
Earnings (loss) per share from continuing operations-diluted	1.04	(0.59)	(1.31)	0.72	44	0.07	35
Earnings (loss) per share-diluted	1.04	(0.60)	(1.31)	0.71	46	0.07	37

Six months ended June 30,	2008	2007*	Latam Transaction	2007 Excluding Latam Transaction	Adjusted % Inc	Currency Translation Benefit	Adjusted % Inc / (Dec) Excluding Currency Translation
Revenues	$11,690.1	$11,132.1		$11,132.1	5	$720.4	(1)
Operating income (loss)	3,117.0	999.6	$(1,594.4)	2,594.0	20	208.5	12
Income (loss) from continuing operations	2,136.6	58.1	(1,581.6)	1,639.7	30	134.1	22
Income (loss) from discontinued operations		(7.4)		(7.4)	n/m		n/m
Net income (loss)	2,136.6	50.7	(1,581.6)	1,632.3	31	134.1	23
Earnings (loss) per share from continuing operations-diluted	1.85	0.05	(1.29)	1.34	38	0.12	29
Earnings (loss) per share-diluted	1.85	0.04	(1.30)	1.34	38	0.12	29

n/m	Not meaningful

*	The results for the quarter and six months ended June 30, 2007 included impairment and other charges of $1,611.9 million associated with the Latam transaction, partly offset by a benefit of $17.5 million due to eliminating depreciation on the assets in Latam in mid-April 2007 in accordance with accounting rules. The resulting tax benefit of $12.8 million was minimal in the second quarter 2007 due to the Company’s inability to utilize most of the capital losses generated by this transaction.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all restaurants, including those operated by the Company, franchisees and affiliates, in operation at least thirteen months including those temporarily closed, excluding the impact of currency translation. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, road construction and natural disasters. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends.

Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain incentive compensation plans on these results because they believe this better represents the Company’s underlying business trends.

The number of weekdays, weekend days and timing of holidays can impact our reported comparable sales. In the six months of 2008, the Company benefited from this calendar shift/trading day adjustment, which consisted of one additional trading day compared with the six months of 2007, due to 2008 being a leap year.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 12:00 p.m. / Noon Central Time on July 23, 2008. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and six months ended June 30, 2008.

The Company plans to release July 2008 sales information on August 8, 2008.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data				Inc /(Dec)

Quarters ended June 30,	2008	2007	$	%
Revenues
Sales by Company-operated restaurants	$4,296.0	$4,317.8	(21.8)	(1)
Revenues from franchised and affiliated restaurants	1,779.3	1,521.6	257.7	17

TOTAL REVENUES	6,075.3	5,839.4	235.9	4

Operating costs and expenses
Company-operated restaurant expenses	3,535.2	3,558.2	(23.0)	(1)
Franchised restaurants–occupancy expenses	315.3	281.5	33.8	12
Selling, general & administrative expenses	598.7	591.9	6.8	1
Impairment and other charges, net	0.5	1,611.3	(1,610.8)	n/m
Other operating (income) expense, net	(28.6)	(21.8)	(6.8)	(31)
Total operating costs and expenses	4,421.1	6,021.1	(1,600.0)	(27)

OPERATING INCOME (LOSS)	1,654.2	(181.7)	1,835.9	n/m

Interest expense	146.3	101.8	44.5	44
Nonoperating (income) expense, net	(30.8)	(16.9)	(13.9)	(82)
Gain on sale of investment	(160.1)		(160.1)	n/m

Income (loss) from continuing operations before provision for income taxes	1,698.8	(266.6)	1,965.4	n/m
Provision for income taxes	508.3	441.8	66.5	15

Income (loss) from continuing operations	1,190.5	(708.4)	1,898.9	n/m

Income (loss) from discontinued operations (net of tax benefit of $2.3)		(3.3)	3.3	n/m

NET INCOME (LOSS)	$1,190.5	$(711.7)	1,902.2	n/m

Earnings (loss) per share-diluted
Continuing operations	$1.04	$(0.59)	1.63	n/m
Discontinued operations		—	n/m	n/m

EARNINGS (LOSS) PER SHARE-DILUTED	$1.04	$(0.60)	1.64	n/m

Weighted average shares outstanding-basic	1,128.9	1,193.7	(64.8)	(5)
Weighted average shares outstanding-diluted*	1,148.8	1,193.7	(44.9)	(4)

n/m Not meaningful

*	For the quarter ended June 30, 2007, common stock equivalents of 23.2 million were excluded from the computation of weighted average shares outstanding-diluted as a result of the net loss.

# # #

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data				Inc /(Dec)

Six months ended June 30,	2008	2007	$	%
Revenues
Sales by Company-operated restaurants	$8,294.8	$8,231.6	63.2	1
Revenues from franchised and affiliated restaurants	3,395.3	2,900.5	494.8	17

TOTAL REVENUES	11,690.1	11,132.1	558.0	5

Operating costs and expenses
Company-operated restaurant expenses	6,874.8	6,851.5	23.3	—
Franchised restaurants–occupancy expenses	615.1	557.2	57.9	10
Selling, general & administrative expenses	1,151.1	1,137.1	14.0	1
Impairment and other charges, net	1.0	1,613.9	(1,612.9)	n/m
Other operating (income) expense, net	(68.9)	(27.2)	(41.7)	n/m
Total operating costs and expenses	8,573.1	10,132.5	(1,559.4)	(15)

OPERATING INCOME	3,117.0	999.6	2,117.4	n/m

Interest expense	274.8	199.0	75.8	38
Nonoperating (income) expense, net	(59.7)	(33.6)	(26.1)	(78)
Gain on sale of investment	(160.1)		(160.1)	n/m

Income from continuing operations before provision for income taxes	3,062.0	834.2	2,227.8	n/m
Provision for income taxes	925.4	776.1	149.3	19

Income from continuing operations	2,136.6	58.1	2,078.5	n/m

Income (loss) from discontinued operations (net of tax benefit of $5.0)		(7.4)	7.4	n/m

NET INCOME	$2,136.6	$50.7	2,085.9	n/m

Earnings (loss) per share-diluted
Continuing operations	$1.85	$0.05	1.80	n/m
Discontinued operations		(0.01)	0.01	n/m

EARNINGS PER SHARE-DILUTED	$1.85	$0.04	1.81	n/m

Weighted average shares outstanding-basic	1,137.2	1,197.4	(60.2)	(5)
Weighted average shares outstanding-diluted	1,157.1	1,220.4	(63.3)	(5)

n/m Not meaningful

# # #